UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

September 18, 2020
Date of Report (date of earliest event reported)

Valmont Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)
1-31429			47-0351813
(Commission File Number)			(I.R.S. Employer Identification No.)

One Valmont Plaza			68154
Omaha	NE
(Address of Principal Executive Offices)			(Zip Code)
(402) 963-1000
Registrant's telephone number, including area code

__________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	VMI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

d) Valmont Industries, Inc. (the "Company") issued a press release announcing the appointments of Ritu Favre and Joan Robinson-Berry to its Board of Directors, effective September 18, 2020. The size of the Company's board of directors was increased to 12 members.

As non-employee directors, the new directors receive a cash retainer of $95,000 per annum. Non-employee directors also receive a grant of restricted stock units with a value of $135,000. The equity grants are made annually on the date of and following completion of the Company's annual shareholders' meeting. The restricted stock units vest on the first anniversary of the grant date (subject to deferral by the director). The total cash compensation and the grant date fair value of equity awards for a non-employee director may not exceed $500,000 in a calendar year.

The Company's press release announcing the appointments of the two directors is included with this Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated September 21, 2020
104	Cover Page Interactive File (the cover page XBRL tags are embedded in the Inline XBRL document)

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valmont Industries, Inc.
Date: September 21, 2020
	By:	/s/ AVNER M. APPLBAUM
Name: Avner M. Applbaum
Title: Executive Vice President and Chief Financial Officer